UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

☐	Definitive Information Statement

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

10800 Galaxie Avenue

Ferndale, Michigan 48220

February 20, 2026

Dear Stockholder:

This Information Statement is being furnished to holders of shares of common stock, par value $0.00001 per share (the “Common Stock”), of Artificial Intelligence Technology Solutions Inc. (the “Company”) with respect to the following items (the “Corporate Actions”):

1.	The approval of a Certificate of Amendment to the Company’s Articles of Incorporation to increase its authorized common stock by Three Billion Eight Hundred Million (3,800,000,000) shares, from Twenty-Seven Billion Five Hundred Million (27,500,000,000) to Thirty-One Billion Three Hundred Million (31,300,000,000) resulting in a total authorized capitalization of 31,320,000,000 shares, including 20,000,000 shares of Preferred Stock.

The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Definitive Information Statement to our shareholders of record.

The Reverse Stock Split has been submitted to FINRA for processing and remains pending. The Authorized Share Increase has been approved by written consent and is intended to be implemented in coordination with the Company’s broader capital structure initiatives. The Board believes that maintaining an appropriate level of authorized but unissued shares provides flexibility to meet contractual obligations, support strategic financing opportunities, and facilitate long-term growth initiatives. Following completion of the Reverse Stock Split, the Board intends to evaluate the Company’s authorized share structure and consider authorized share count reduction, subject to applicable approvals and regulatory requirements.

Each of the Corporate Actions items was approved by shareholders holding a majority of our voting power on February 19, 2026 by written consent in lieu of an annual meeting of shareholders.

This Information Statement describes the purpose and provisions of the Corporate Actions and provides additional information about the Corporation.

For the Board of Directors of
ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

By:	/s/ Steve Reinharz
Steve Reinharz
Chief Executive Officer

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

10800 Galaxie Avenue

Ferndale, MI 48220

February 20, 2026

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

The purpose of this Information Statement is to provide notice that the Company’s shareholders executed a written consent authorizing and approving the following corporate actions (the “Corporate Actions”):

1.	The approval of a Certificate of Amendment to the Company’s Articles of Incorporation to increase its authorized common stock by Three Billion Eight Hundred Million (3,800,000,000) shares, from Twenty-Seven Billion Five Hundred Million (27,500,000,000) total authorized Common Stock Shares to a total of Thirty-One Billion Three Hundred Million (31,300,000,000). The Board of Directors set February 19, 2026 as the record date for determining shareholders of record to receive this Information Statement. As required by SEC rules, we will be distributing this Information Statement to shareholders of record. Shareholders may also access the Information Statement online at www.aitx.ai/aitx-investors-corner/ and may request a copy, free of charge, by calling (877) 787-6268, sending an email to info@aitx.ai, or writing to AITX at 10800 Galaxie Avenue, Ferndale, Michigan 48220.

CORPORATE ACTIONS

1.	APPROVED A CERTIFICATE OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY BY THREE BILLION EIGHT HUNDRED MILLION (3,800,000,000) COMMON STOCK SHARES TO A TOTAL OF THIRTY-ONE BILLION THREE HUNDRED MILLION (31,300,000,000) COMMON STOCK SHARES

The approval of a Certificate of Amendment to the Company’s Articles of Incorporation to increase its authorized common stock by Three Billion Eight Hundred Million (3,800,000,000) shares, from Twenty-Seven Billion Five Hundred Million (27,500,000,000) total authorized Common Stock Shares to a total of Thirty-One Billion Three Hundred Million (31,300,000,000).

The shareholders voted on and approved a Certificate of Amendment to the Company’s Articles of Incorporation to increase its authorized Common Stock by Three Billion Eight Hundred Million (3,800,000,000) shares, from Twenty-Seven Billion Five Hundred Million (27,500,000,000) total authorized Common Stock Shares to a total of Thirty-One Billion Three Hundred Million (31,300,000,000) Common Stock Shares. The Company expects to file the proposed Certificate of Amendment, attached as Appendix A to this Information Statement, 20 days after the Definitive Information Statement is first mailed to our shareholders. The Certificate of Amendment will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada.

When the Certificate of Amendment has become effective, the total number of shares of all classes that the Company will have authority to issue is Thirty-One Billion Three Hundred Million (31,300,000,000) Common Stock Shares, of which 31,000,000,000 are Common Stock Shares, par value $0.00001 per share, and Twenty Million (20,000,000) are shares of Preferred Stock. Of the 20,000,000 shares of Preferred Stock, 4,466,000 shares have been authorized for issuance, as follows: (a) 5000 Series B Convertible Redeemable Preferred Stock; (b) 1000 Series C Preferred Stock; (c) 4,350,000 Series E Preferred Stock; (d) 10,000 Series F Convertible Preferred Stock; and (e) 100,000 Series G Redeemable Preferred Stock. At February 19, 2025, the Company has issued the following preferred stock: (a) 609 Series C Preferred Stock; (b) 3,350,000 Series E Preferred Stock; and (c) 2,513 Series F Convertible Preferred Stock.

The Increase in Authorized Shares is being implemented subsequent to the Reverse Stock Split, which corporate action was approved by the board of directors on February 5, 2026 with approval by FINRA still pending. While the Reverse Stock Split provides additional unissued shares by reducing the outstanding count, the Board has determined that a total of 31,300,000,000 authorized shares is necessary while still awaiting approval for the reverse stock split by FINRA in order to ensure long-term availability for meeting contractual conversion obligations for Series C and F Preferred holders, facilitating potential future financings, and providing cash from equity conversions for the SARA platform expansion. In connection with the foregoing, except for our immediate plans disclosed in our Schedule 14C of February 20, 2026 we have no current plans, proposals, or arrangements, written or otherwise, at this time to issue any of the additional authorized share of common stock.

VOTING RIGHTS OF SHAREHOLDERS

The Nevada Business Corporations Act. Section 78.320 of the Nevada Revised Statutes, provides, in substance, that, unless a corporation’s Articles of Incorporation provides otherwise, shareholders may take an action without a meeting of shareholders and without prior notice if a consent or consents in writing that sets forth the action so taken is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve that action at a shareholders meeting. The action becomes effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

The increase in the authorized number of Common Stock Shares will enable us to continue regular business operations, provide the ability to engage in potential debt conversions and support possible future financings, acquisitions, and/or such other corporate purposes as the Board determines in its discretion.

VOTING SECURITIES AND PRINCIPAL HOLDERS

As of February 19, 2026 (the “Record Date”), there were 26,787,280,437 Common Stock Shares issued and outstanding, 3,350,000 shares of Series E Stock issued and outstanding, 609 Series C Preferred Stock issued and outstanding and 2,513 shares of Series F Preferred Stock issued and outstanding. Each share of Common Stock has one vote. There is no cumulative voting. However, under the Company’s Articles of Incorporation, the Series E Preferred Stock (the “Series E Shares”) has voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Shares will always have two-thirds (2/3rds) of the voting power of the Company.

APPROVAL OF CORPORATE ACTIONS

The shares of Series E Preferred Stock as a group are entitled to take an action by written consent or vote equal to 66.7% of the total voting shares outstanding. On February 19, 2026 the Company received the written consent to the Certificate of Amendment resolution. The consent was received from the sole Series E Preferred Stock shareholder, Steve Reinharz, the Chief Executive Officer and sole director of the Company who held all 3,350,000 Series E Shares, representing 67.7% of the voting power of the Company as of the record date, and the authorized share increase was approved.

TRANSACTIONS WITH RELATED PERSONS

The Company does not have a written policy for the review, approval or ratification of transactions with related parties or transactions that involve a potential conflict of interest. When such transactions arise, they are referred to the Board for its consideration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At February 19, 2026, the Company had 26,787,280,437 Common Stock Shares issued and outstanding. The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 19, 2026, and reflects:

●	each of our executive officers;

●	each of our directors;

●	all of our directors and executive officers as a group; and

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

Information on beneficial ownership of securities is based upon a record list of our shareholders. Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1) under the Exchange Act. Based on the information furnished to us, the Company believes that each of the persons and entities named in the table below has sole voting and investment power with respect to all shares of Common Stock that he beneficially owns, subject to applicable community property laws, except as otherwise provided below.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock (2)

Named Executive Officers and Directors:
Steven Reinharz (3)	90,099,278,907	77.08%
Anthony Brenz	[0]	[0]
Mark Folmer	[0]	[0]

All executive officers and directors as a group (3 persons)	[90,099,278,907]	77.08%

5% Shareholders:
Steven Reinharz	90,099,278,907	77.08%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. In determining the percent of Common Stock owned by a person or entity as of the date of this proxy statement, (a) the numerator is the number of shares of Common Stock beneficially owned by the person, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on as of February 19, 2026, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(2)	Based on 26,787,280,437 shares of Common Stock outstanding as of February 19, 2026.

(3)	Mr. Reinharz holds (a) 2,450 shares of Series F Convertible Preferred Stock and (b) 3,350,000 shares of Series E Preferred Stock. If Mr. Reinharz converted the 2,450 shares of the Series F Convertible Preferred Stock, he would receive 90,099,278,907 shares of Common stock, which is reported in the table as if the conversion has occurred. In addition, the outstanding 3,350,000 shares of Series E Preferred Stock held by Mr. Reinharz have a vote equal to twice the number of votes of all outstanding shares of Common Stock. As a result, Mr. Reinharz holds 2/3rds of the voting power of all shareholders at any time a corporate action requires a shareholder vote.

AVAILABILITY OF SEC FILINGS and CODE OF ETHICS

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all amendments to those reports, our Code of Ethics and any reports of beneficial ownership of our Common Stock filed by executive officers, directors and beneficial owners of more than 10 percent of the outstanding shares of our Common Stock are posted on and may be obtained on the Investors Corner page of our website at AITX Investor’s Corner - AITX - Artificial Intelligence Technology Solutions without charge, or may be requested (exclusive of exhibits), at no cost by mail addressed to AITX at 10800 Galaxie Avenue, Ferndale, Michigan 48220, Attention: Corporate Secretary.

DELIVERY OF MATERIALS TO SHAREHOLDERS WITH SHARED ADDRESSES

Beneficial holders who own their shares through a broker, bank or other nominee and who share an address with another such beneficial owner are being sent only one Information Statement unless those holders have requested to receive separate copies of these materials. If you wish to receive a separate copy of these materials or if you are receiving multiple copies and would like to receive a single copy, please contact AITX by writing to Investor Relations, AITX, 10800 Galaxie Avenue, Ferndale, Michigan 48220, or by email to info@aitx.ai. We will promptly deliver a separate copy to you upon written or oral request.

INTERFACE OF THE REVERSE STOCK SPLIT AND THE INCREASE IN AUTHORIZED

1.Timing of the Increase of Authorized Shares

The Increase of Authorized Shares described herein is being made prior to FINRA approving the Reverse Stock Split, which increase generally and specifically regarding the absence of FINRA approval of the Reverse Stock Split, is subject to the Risks stated in Item 4 below

2.Effect of Reverse and Increase in Authorized

The Effective Increase: A 1-for-100 Reverse Split naturally “frees up” authorized shares as represented in the Effect on Capitalization Table (Pro-Forma) below in Item 3.

3. Effect on Capitalization (Pro-Forma)

Share Category	Current (Pre-Split/Pre-Increase)	Post 1-for-100 Split (Pre-Increase)	Current (Pre-Split/3.8B Increase)	Post 1-for-100 Split AND 3.8B Increase
Authorized Common	27,500,000,000	27,500,000,000	31,300,000,000	31,300,000,000
Less :Issued & Outstanding	26,787,280,437	267,872,805	26,787,280,437	267,872,805
Less: Reserved for Issuance*	197,737,333,745	1,977,373,338	197,737,333,745	1,977,373,338
Total Available (Unissued)	(197,024,614,182)	25,254,753,857	(193,224,614,182)	29,054,753,857

*Includes shares reserved with the transfer agent and for Series C/F Preferred and Convertible Note conversions as indicated below:

Reserved by transfer agent for convertible notes	717,719,563
Reserved for Series F (1)	184,832,235,015
Reserved for Series C	10,002,825,000
Reserved for new convertible note	2,184,554,167
Total reserve	197,737,333,745

(1) The Preferred Series F reserve is calculated at 200% of the Series F converted shares derived by taking outstanding common shares of 26,787,280,437 x 3.45 conversion factor x 200% = 184,832,235,015. The Company included this amount because it is a requirement of the Certificate of Designation but also knowing that the CEO owns 97.5 % of Series F shares and does not intend on converting these shares in the foreseeable future.

4. Risk Factors

There is no assurance that FINRA will process the Company’s Reverse Stock Split. Denial of the split could materially impact planned capital structure initiatives.

Under FINRA Rule 6490, FINRA has the authority to refuse to process a corporate action if it determines the request is “deficient” for the protection of investors or the public interest. Grounds for denial may include delinquent SEC filings, historical compliance failures, or evidence of market manipulation.

●	Risk of Disproportionate Dilution: If the Authorized Share Increase is effective but the Reverse Stock Split is denied, the Company will have the authority to issue 3.8 billion additional shares against the current outstanding share count, which would result in significantly greater dilution of voting power and ownership percentage than if the shares were issued post-split.
●	Market Price Volatility: The market may have already “priced in” the expected share consolidation of a reverse split. A denial by FINRA could lead to a rapid decline in the stock price due to the perceived threat of unmitigated dilution. Unmitigated dilution refers to a scenario where the company’s total number of authorized shares increases, but the “mitigating” or offsetting effect of a reverse stock split fails to occur.
●	Regulatory Uncertainty: A failure to obtain FINRA approval may signal underlying regulatory or reporting deficiencies, potentially leading to further scrutiny from the SEC or other oversight bodies.

5. Plans for Issuance

Except for shares currently reserved for the conversion of Series C/F Preferred Stock and outstanding Convertible Notes, the Company has no immediate plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares at this time.

6. Anti-Takeover Disclosure

The increase in authorized shares will not be proposed for an anti-takeover purpose. However, the availability of 31.3 billion authorized shares could be used by management to make it more difficult for a third party to gain control of the Company by issuing shares to a ‘friendly’ party or creating a ‘poison pill.’ The Company is not currently aware of any such takeover attempt.

7. Reasons for the Increase

1.	Ensuring a large enough share pool to support capital formation and financing flexibility.

MISCELLANEOUS

Web links throughout this Information Statement are provided for convenience only, and the content on the referenced websites are not incorporated into and do not constitute a part of this Information Statement.

APPENDIX A

The Articles of Incorporation of Artificial Intelligence Technology Solutions Inc. are amended as follows:

Article V shall be modified as follows:

The total number of shares of all classes that this Corporation shall have authority to issue shall be Thirty-One Billion Three Hundred Twenty Million (31,320,000,000). Of these shares, Thirty-One Billion Three Hundred Million (31,300,000,000) shall be Common Stock, par value, $0.00001 per share, and Twenty Million (20,000,000) shall be Preferred Stock, par value $0.00001 per share. The Preferred Stock is designated as follows : 15 million five hundred thirty four thousand (15,534,000) are undesignated ; five thousand (5,000) shares are Series B Convertible Redeemable Stock , $0.001 par value , one thousand (1,000) shares are Series C Preferred Stock, $0.001 par value, four million three hundred fifty thousand (4,350,000) shares are Series E Preferred Stock, $0.001 par value, ten thousand (10,000) Shares are Series F Convertible Preferred Stock, $1.00 par value, and one hundred thousand (100,000) Shares are Series G Redeemable Preferred Stock, $0.001 par value.

A-1